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                            SUPPLEMENT TO PROSPECTUS
                             DATED OCTOBER 15, 1999
                    19,300 SHARES OF KEYSTONE PROPERTY TRUST
                          COMMON STOCK $0.001 PAR VALUE

                           REGISTRATION NO. 333-89095

         An aggregate of 19,300 shares of the Company's Common Stock were sold on March 6, 2000 at a price of $12.8125 per share by CRA Real Estate Securities, L.P. (the "selling security holder"), in nominee name of Hare & Company.

         All of the 19,300 shares of Common Stock described above were sold by the selling security holder. The selling security holder has resold or will resell such shares in the manner described under the "Method of Sale' section in the Prospectus of which this Supplement forms a part. Any compensation in the form of discounts, fees or commissions and any profits on the sales of such shares may be deemed underwriting discounts or commissions.

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            The date of this Prospectus Supplement is March 11, 2000